EXHIBIT 10.1

June 30, 2008

Zamir Rauf

Via Hand Delivery

Dear Zamir,

On behalf of Calpine Corporation, I am pleased to confirm your appointment to the exempt position of Interim Executive Vice President – Chief Financial Officer, located in Houston, Texas.  This assignment will be in place from June 4, 2008 and will terminate on December 7, 2008.  Your on-going role and compensation details will be reassessed at the end or near the end of this interim period.  Details of this assignment are provided below:

Title:	Interim Executive Vice President – Chief Financial Officer

Reporting to:	Robert May, Chief Executive Officer

Base Salary:	$10,653.85 to be paid bi-weekly (annualized to $277,000.00)

Supplemental Salary:	$5,692.31 to be paid bi-weekly (annualized to $148,000.00)

Annual Bonus Program:
You will remain eligible to participate in the Calpine Incentive Plan (CIP), which provides for an annual bonus based both on corporate financial results, departmental financial results and individual performance. Your CIP target while in this interim role will be 90% of your base and supplemental wages while in this role.  Your total bonus target for 2008 will be based on actual base pay and supplemental wages earned in 2008 and the corresponding bonus target applicable to those wages.  The payment of the bonus can be increased or decreased in accordance with the corporate financial results, departmental financial results and your individual performance, and/or Calpine’s discretion.

We view this interim assignment as an excellent opportunity for you, Zamir, and are confident Calpine can continue to provide you with challenging and rewarding employment.

Sincerely,

CALPINE CORPORATION

Bob May
Chief Executive Officer

/s/ Robert P. May	/s/ Zamir Rauf

ADDENDUM TO THE JUNE 30, 2008
LETTER AGREEMENT

June 30, 2008

Via hand Delivery

Dear Zamir,

This is an Addendum to the Letter Agreement dated June 30, 2008 (“Letter”) in which Calpine Corporation confirmed your appointment to the exempt position of Interim Executive Vice-President-Chief Financial Officer.  In addition to the details of the assignment contained in the Letter, the following additional benefit shall be provided to you:

From the date of this Addendum until December 7, 2008, you will be a “Tier 3 Participant” under the Calpine Corporation Change in Control and Severance Benefits Plan (“Severance Benefits Plan”) and entitled to the benefits of a Tier 3 Participant under such plan. In addition, if a Change in Control (as defined in the Severance Benefits Plan) occurs within nine (9) months of December 7, 2008, then with respect to such Change in Control, you will be a Tier 3 Participant under the Severance Benefits Plan.

Sincerely,

CALPINE CORPORATION

Bob May	Zamir Rauf
Chief Executive Officer

/s/ Robert P. May	/s/ Zamir Rauf